Exhibit 99.1

FOR IMMEDIATE RELEASE

ZOLTEK REPORTS STRONG THIRD QUARTER RESULTS

ST. LOUIS, MISSOURI – August 2, 2012 – Zoltek Companies, Inc. (Nasdaq: ZOLT) today reported financial results for the third quarter of its 2012 fiscal year.

Zoltek’s net revenues for the quarter ended June 30, 2012, totaled $48.1 million, compared to $38.6 million in the third quarter of fiscal 2011, an increase of 24.6%.

Zoltek reported net income of $5.6 million ($0.16 per share) in this year’s third quarter, compared to a net loss of $1.5 million ($0.04 per share) in the third quarter of fiscal 2011.  The Company’s operating income was $6.4 million in the third quarter of fiscal 2012, compared to an operating loss of $1.2 million in the previous year’s third quarter. On a sequential quarter basis, third quarter fiscal 2012 net sales increased $1.1 million from second quarter fiscal 2012 net sales of $47.0 million.  In addition, the Company reported increases in operating income and net income compared to the second quarter of the current fiscal year.

For the first nine months of fiscal 2012, Zoltek’s net sales were $142.1 million, compared to $108.6 million in the first nine months of fiscal 2011, a gain of 30.9%.  Zoltek reported net income of $18.6 million ($0.54 per share) for the first nine months of the current year, which compares to a net loss of $8.1 million ($0.24 per share) in the corresponding period of fiscal 2011. Zoltek reported operating income of $20.3 million for the first nine months of fiscal 2012, compared to an operating loss of $5.7 million in the first nine months of fiscal 2011.

“Zoltek had another strong quarter – our fourth consecutive quarter of positive earnings and over 30% year-on-year sales growth,” Zsolt Rumy, Zoltek’s Chairman and Chief Executive Officer, said.  “Wind turbine applications continue to represent our biggest near-term growth opportunity. Zoltek is the primary supplier of carbon fiber used in the largest and most advanced wind turbines – with the capacity to produce over 3 megawatts electricity annually – and this is where demand is growing the fastest. We expect this trend to accelerate due to development of off-shore wind farms. Off-shore turbines will effectively remove restrictions on blade lengths.  In building the blades for the off-shore environment, carbon fiber is a must. Simply put, there is no other lightweight material that can provide the strength, stiffness and performance that is needed to do the job.”

Rumy noted that Vestas of Denmark – the world’s largest producer of advanced wind turbines and the biggest single customer of Zoltek’s low-cost, high-performance carbon fibers – reported that its backlog of firm and unconditional orders amounted to EURO 10.0 billion (or $12.3 billion) at March 31, 2012 – which is the highest backlog in Vestas’ history and equal to 1.4 times its 2011 revenue.

“We have also successfully completed credit facilities in the U.S. and Hungary that will provide sufficient financial resources to continue our investment in growing our capacity and driving down production costs, as well as supporting our value added product manufacturing and development of emerging applications in automotive, oil exploration and deep-sea drilling and secondary aircraft structures.  Our financial condition positions us to continue our revenue growth trends in fiscal 2013. The fundamentals of the world market for advanced wind

Zoltek Reports Strong Third Quarter Results

August 2, 2012

turbines and the carbon fibers that enable them remain strong, despite concern over extension of alternative energy tax credits in the U.S.”

Zoltek will host a conference call to review its third quarter results and answer questions on Friday, August 3, 2012 at 10:00 am CT.  The conference dial-in number is (888) 490-2765.  The confirmation code is 6143251.  Individuals who wish to participate should dial in 5 to 10 minutes prior to the scheduled start time. This conference call will also be webcast on Zoltek’s website – www.zoltek.com – under “Investor Relations.”  The webcast replay will be available on the website several hours after the call.

For further information contact:
Zsolt Rumy, Chairman and CEO
3101 McKelvey Road
St. Louis, MO 63044
(314) 291-5110

This press release contains certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “believe,” “goal,” “plan,”  “intend,” “estimate,” and similar expressions and variations thereof are intended to specifically identify forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of us, our directors and officers with respect to, among other things: (1) our financial prospects; (2) our growth strategy and operating strategy, including our focus on facilitating acceleration of the introduction and development of mass market applications for carbon fibers; and (3) our current and expected future revenue.

This press release also contains statements that are based on the current expectations of our company. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The factors that might cause such differences include, among others, our ability to: (1) successfully adapt to recessionary conditions in the global economy and substantial volatility in order rates from our wind energy customers, including our principal customer Vestas Wind Systems; (2) penetrate existing, identified and emerging markets, including entering into new supply agreements with large volume customers; (3) continue to improve efficiency at our manufacturing facilities on a timely and cost-effective basis to meet current order levels of carbon fibers; (4) successfully add new planned capacity for the production of carbon fiber, prepregs and precursor raw materials and meet our obligations under long-term supply agreements; (5) operate profitably; (6) increase or maintain our borrowing at acceptable costs; (7) manage changes in customers’ forecasted requirements for our products; (8) continue investing in application and market development for a range of applications; (9) manufacture low-cost carbon fibers and profitably market them despite fluctuations in raw material and energy costs; (10) successfully operate our Mexican facility to produce acrylic fiber precursor and carbon fibers; (11) successfully continue operations at our Hungarian facility if natural gas supply disruptions occur; (12) successfully prosecute patent litigation; (13) successfully facilitate adoption of our carbon fibers by the auto industry for use in high-volume applications; (14) establish and grow prepreg capacity; (15)  speed development of low-cost carbon fiber sheet molding compounds for the automotive industry pursuant to our global collaborative partnership with Magna Exteriors and Interiors; and (16) manage the risks identified under "Risk Factors" in our filings with the SEC.  Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

ZOLTEK COMPANIES, INC.
SUMMARY FINANCIAL RESULTS
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,
	2012	2011
Net sales	$48,078	$38,593
Cost of sales	36,800	34,141
Gross profit	11,278	4,452
Application and development costs	1,708	2,256
Selling, general and administrative expenses	3,168	3,445
Operating income (loss)	6,402	(1,249)
Interest expense, net	(146)	(28)
Loss on foreign currency transactions	(29)	(860)
Other expense, net	(577)	(164)
Gain on liabilities carried at fair value	243	1,113
Income (loss) from operations before income taxes	5,893	(1,188)
Income tax expense	327	273
Net income (loss)	$5,566	$(1,461)

Basic income (loss) per share	$0.16	$(0.04)
Diluted income (loss) per share	$0.16	$(0.04)

Weighted average common shares outstanding - basic	34,355,192	34,373,137
Weighted average common shares outstanding - diluted	34,413,680	34,373,137

ZOLTEK COMPANIES, INC.
SUMMARY FINANCIAL RESULTS
(Amounts in thousands, except share and per share data)
(Unaudited)

	Nine Months Ended
	June 30,
	2012	2011
Net sales	$142,138	$108,554
Cost of sales	106,714	97,578
Gross profit	35,424	10,976
Application and development costs	5,331	6,396
Selling, general and administrative expenses	9,771	10,320
Operating income (loss)	20,322	(5,740)
Interest expense, net	(196)	(69)
Gain (loss) on foreign currency transactions	282	(1,931)
Other expense, net	(807)	(429)
Gain on liabilities carried at fair value	73	580
Income (loss) from operations before income taxes	19,674	(7,589)
Income tax expense	1,067	541
Net income (loss)	$18,607	$(8,130)

Basic income (loss) per share	$0.54	$(0.24)
Diluted income (loss) per share	$0.54	$(0.24)

Weighted average common shares outstanding - basic	34,359,433	34,381,690
Weighted average common shares outstanding - diluted	34,413,907	34,381,690

ZOLTEK COMPANIES, INC.
SUMMARY FINANCIAL RESULTS
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	June 30,	March 31,
	2012	2012
Net sales	$48,078	$47,014
Cost of sales	36,800	36,046
Gross profit	11,278	10,968
Application and development costs	1,708	1,931
Selling, general and administrative expenses	3,168	3,326
Operating income	6,402	5,711
Interest expense, net	(146)	(16)
Loss on foreign currency transactions	(29)	(1,859)
Other expense, net	(577)	(42)
Gain (loss) on liabilities carried at fair value	243	(160)
Income from operations before income taxes	5,893	3,634
Income tax expense	327	296
Net income	$5,566	$3,338

Basic income per share	$0.16	$0.10
Diluted income per share	$0.16	$0.10

Weighted average common shares outstanding - basic	34,355,192	34,361,542
Weighted average common shares outstanding - diluted	34,413,680	34,410,015

ZOLTEK COMPANIES, INC.
CONSOLIDATED BALANCE SHEET
(Amounts in thousands, except share and per share data)

	(Unaudited)
	June 30,	September 30,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$29,041	$16,980
Accounts receivable, less allowance for doubtful accounts of $118 and
$110, respectively	37,840	30,350
Inventories, net	62,439	47,882
VAT receivable	5,948	5,970
Other current assets	3,275	5,968
Total current assets	138,543	107,150
Property and equipment, net	211,026	215,083
Other assets	441	63
Total assets	$350,010	$322,296

Liabilities and Shareholders' Equity
Current liabilities:
Borrowings under credit lines	$3,344	$8,394
Current maturities of long-term debt	4,010	-
Trade accounts payable	11,135	13,643
Accrued expenses and other liabilities	8,700	7,925
Construction payables	1,996	1,027
Total current liabilities	29,185	30,989
Long-term debt	22,540	-
Hungarian grant - allowance against future depreciation	6,629	7,765
Deferred tax liabilities	1,862	1,855
Liabilities carried at fair value	348	140
Total liabilities	60,564	40,749
Commitments and contingencies
Shareholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $.01 par value, 50,000,000 shares authorized,
34,355,192 and 34,368,192 shares issued and outstanding at
June 30, 2012 and September 30, 2011, respectively	344	344
Additional paid-in capital	481,576	480,893
Accumulated other comprehensive loss	(52,940)	(41,549)
Accumulated deficit	(139,534)	(158,141)
Total shareholders' equity	289,446	281,547
Total liabilities and shareholders' equity	$350,010	$322,296

ZOLTEK COMPANIES, INC.
OPERATING SEGMENTS SUMMARY
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30, 2012
	Carbon	Technical	Corporate/
	Fibers	Fibers	Other	Total
Net sales	$39,576	$7,854	$648	$48,078
Cost of sales	31,373	4,797	630	36,800
Gross profit	8,203	3,057	18	11,278
Operating income (loss)	6,754	2,780	(3,132)	6,402
Depreciation	3,988	334	136	4,458
Capital expenditures	2,650	880	2,253	5,783

	Three Months Ended June 30, 2011
	Carbon	Technical	Corporate/
	Fibers	Fibers	Other	Total
Net sales	$29,454	$8,552	$587	$38,593
Cost of sales	26,049	7,595	497	34,141
Gross profit	3,405	957	90	4,452
Operating income (loss)	1,350	728	(3,327)	(1,249)
Depreciation	4,061	365	135	4,561
Capital expenditures	2,097	78	177	2,352

	Nine Months Ended June 30, 2012
	Carbon	Technical	Corporate/
	Fibers	Fibers	Other	Total
Net sales	$115,199	$25,168	$1,771	$142,138
Cost of sales	89,118	15,902	1,694	106,714
Gross profit	26,081	9,266	77	35,424
Operating income (loss)	21,217	8,306	(9,201)	20,322
Depreciation	11,933	995	381	13,309
Capital expenditures	14,163	1,131	2,716	18,010

	Nine Months Ended June 30, 2011
	Carbon	Technical	Corporate/
	Fibers	Fibers	Other	Total
Net sales	$84,642	$22,346	$1,566	$108,554
Cost of sales	77,049	19,537	992	97,578
Gross profit	7,593	2,809	574	10,976
Operating income (loss)	1,374	2,025	(9,139)	(5,740)
Depreciation	11,405	1,057	594	13,056
Capital expenditures	4,086	527	625	5,238

	Total Assets
	Carbon	Technical	Corporate/
	Fibers	Fibers	Other	Total
June 30, 2012	$287,366	$29,778	$32,866	$350,010
September 30, 2011	272,397	28,789	21,110	322,296